SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 19, 1997
                                                        -----------------



                                 AGTsports, Inc.
             (Exact name of registrant as specified in its charter)



        Colorado                    0-21914                    84-1165916
        --------                    -------                    ----------
(State of incorporation)    (Commission File Number)    (IRS Employer ID number)



               5031 S. Ulster Street, Suite 205, Denver, CO 80237
               --------------------------------------------------
               (Address of principal executive office) (Zip code)


                                 (303) 220-8686
                                 --------------
              (Registrant's telephone number, including area code)






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                                    Form 8-K
                                    --------

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Item 1. Changes in Control of Registrant.
-----------------------------------------

     Not Applicable

Item 2. Acquisition or Disposition of Assets.
---------------------------------------------

     See Item 5 Below

Item 3. Bankruptcy or Receivership.
-----------------------------------

     Not Applicable

Item 4. Changes in Registrant's Certifying Accountant.
------------------------------------------------------

     Not Applicable

Item 5. Other Events.
---------------------

          On November 17, 1997, the Company completed the "conditional closing" of Sinties Corporation, of Tulsa, Oklahoma. The final closing is subject to a planned public offering by the Company in calendar 1998. Sinties Corporation is a private company engaged in the business of developing and marketing technology and equipment related systems for the health and fitness industries. The acquisition was made on a stock for stock basis under which Sinties Corporation will become a wholly owned subsidiary of AGTsports, Inc.

          For the fiscal year ended December 31, 1996, Sinties Corporation reported gross revenues of approximately $3 million, representing sales of health and spa equipment to the health and fitness industries in the United States and Europe. These products are marketed under entities known as Sinties Scientific, Inc. and SciFit, Ltd. The Company believes Sinties Corporation is an important addition to the AGTsports, Inc. family of companies, possessing synergistic business objectives in the sports and technology arenas and adding new sources of revenue to the Company's operations.

          Key employees from Sinties Corporation will continue in their current capacities to include Sinties director Mr. James McGill, who joined the AGTsports, Inc. Board of Directors on October 1, 1997. (See the Company's Form 8-K dated October 8, 1997).

                                   SIGNATURES



Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 19th day of November, 1997.


                                             by: /s/  Cory J. Coppage
                                                --------------------------------
                                                Cory J. Coppage
                                                Secretary and Treasurer

Dated: November 19, 1997